UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2005

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 35th Street Chicago, IL 60616 (312) 567-4000	1750 Tysons Boulevard Suite 1300 McLean, VA 22102 (703) 918-4480

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

AMENDMENT NO. 2 TO FORM 8-K DATED APRIL 4, 2005

Item 2.01. Completion of Acquisition or Disposition of Assets

On April 6, 2005, Alion Science and Technology Corporation (“Alion”, the “Company”) filed a Current Report on Form 8-K/A (amending a Current Report previously filed on Form 8-K on April 4, 2005) to report the acquisition of 100% of the issued and outstanding stock of John J. McMullen Associates, Inc. (“JJMA”) effective April 1, 2005, from two of JJMA’s officers and the John J. McMullen Associates, Inc. Employee Stock Ownership Trust (the “JJMA Trust”) pursuant to the Stock Purchase Agreement among the parties. The Company paid the equity holders of JJMA approximately $57.3 million in cash at closing, issued 1,347,197 shares of Alion common stock to the JJMA Trust and agreed to make future payments of approximately $8.3 million. Upon the closing, the John J. McMullen Associates, Inc. Employee Stock Ownership Plan and JJMA’s existing 401(k) plan merged into the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (the “KSOP”). The Stock Purchase Agreement provided for approximately $8.3 million in deferred payments to certain individual equity holders of JJMA, payable at various times over a three year period, and subject to set-off for certain indemnity obligations. The aggregate purchase price for JJMA in cash and common stock, including all future payment obligations, approximately $0.6 million in directly-related acquisition costs and net of cash acquired from JJMA was approximately $97.6 million. The purchase price was determined by arms’ length negotiations among the parties. The summary of the transaction described above is qualified by reference to the Stock Purchase Agreement by and among Alion, JJMA, Marshall & Ilsley Trust Company N.A. as trustee of the JJMA Trust, and holders of JJMA stock options and JJMA stock appreciation rights. The Stock Purchase Agreement, previously filed as an exhibit to the Company’s Current Report on Form 8K/A filed on April 6, 2005, is incorporated by reference herein.

On April 1, 2005, the Company entered into an Incremental Term Loan Assumption Agreement and Amendment No. 1 (the “Amendment Agreement”), pursuant to which (a) certain terms of the Credit Agreement dated as of August 2, 2004, by and among the Company, Credit Suisse First Boston, acting through its Cayman Islands branch, individually and as Agent (“CSFB”), and certain other parties, were amended (as amended, the “Credit Agreement”), and (b) the Company received a total of $72 million in additional term loans from a group of lenders in accordance with the terms of the Credit Agreement. The Company’s obligations in connection with those additional term loans became effective as of April 1, 2005.

The Company funded the cash portion of the JJMA acquisition with proceeds from the incremental term loan under its credit facility with CSFB. The sole purpose of this amended Current Report on Form 8-K/A is to provide the financial statements and pro forma financial information of JJMA, which were omitted from the Form 8-K filed on April 4, 2005, in reliance on Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The following financial statements of the JJMA omitted from the Current Report on Form 8-K dated April 4, 2005, in reliance on Item 9.01(a)(4) of Form 8-K are filed herewith:

Financial Statements of John J. McMullen Associates, Inc.:
Report of Independent Registered Public Accounting Firm
Balance Sheets
Statements of Operations and Comprehensive Income
Statements of Stockholders’ Equity
Statements of Cash Flows
Notes to Financial Statements

(b) Pro Forma Financial Information

The following pro forma financial information omitted from the Current Report on Form 8-K dated April 4, 2005, in reliance on Item 9.01(b)(2) of Form 8-K is filed herewith:

Unaudited Pro Forma Financial Statements of Alion:
Pro Forma Balance Sheet as of March 31, 2005
Pro Forma Statement of Operations for the year ended September 30, 2004
Pro Forma Statement of Operations for the six months ended March 31, 2005
Notes to Unaudited Pro Forma Consolidated Financial Statements.

(c) Exhibits

2.1.	Stock Purchase Agreement by and among Alion, JJMA, Marshall & Ilsley Trust Company N.A. as trustee of the JJMA Trust, and holders of JJMA stock options and JJMA stock appreciation rights dated April 1, 2005. (1)

99.1	Press release of the Company dated April 1, 2005, announcing the acquisition of JJMA.(2)

(1)	The Stock Purchase Agreement was previously furnished as an exhibit to Amendment No. 1 to the Company’s Current Report on Form 8-K which was filed on April 6, 2005.

(2)	The press release of the Company dated April 1, 2005, was previously furnished as an exhibit to the Company’s Current Report on Form 8-K filed on April 4, 2005.

JOHN J. MCMULLEN ASSOCIATES, INC.

Report of Independent Auditors

To the Stockholders of
John J. McMullen Associates, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations and comprehensive income, of changes in stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of John J. McMullen Associates, Inc. (the “Company”) as of December 26, 2004 and December 28, 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 26, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers
Florham Park, New Jersey
May 27, 2005

JOHN J. MCMULLEN ASSOCIATES, INC.

Balance Sheets

December 26, 2004 and December 28, 2003

	2004	2003
Assets
Current assets
Cash	$10,329,559	$85,699
Accounts receivable, net	19,354,081	26,668,256
Prepaid expenses	440,102	563,894
Other current assets	19,288	116,041

Total current assets	30,143,030	27,433,890

Property and equipment, net	826,810	830,610
Goodwill	19,882,057	19,882,057
Other assets	327,775	329,712

Total assets	$51,179,672	$48,476,269

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable, related parties	$1,528,450	$1,974,402
Trade accounts payable and accrued liabilities	4,836,299	6,661,866
Accrued payroll and related liabilities	6,143,111	8,001,665
ESOP liabilities	156,602	1,257,014
Billings in excess of costs and estimated earnings on uncompleted contracts	174,758	804,595

Total current liabilities	12,839,220	18,699,542

Noncurrent contract liabilities	225,594	533,206

Total liabilities	13,064,814	19,232,748

Commitment and contingencies (Notes 8 and 9)
Stockholders’ equity:
Common stock	7,580,893	7,405,159
Additional paid-in capital	9,501,657	8,405,327
Retained earnings	21,032,308	13,433,035

Total stockholders’ equity	38,114,858	29,243,521

Total liabilities and stockholders’ equity	$51,179,672	$48,476,269

The accompanying notes are an integral part of these financial statements.

JOHN J. MCMULLEN ASSOCIATES, INC.

Statement of Operations and Comprehensive Income

Years Ended December 26, 2004, December 28, 2003, and December 29, 2002

	2004	2003	2002
Contract revenue	$98,798,974	$93,378,646	$84,155,568
Direct contract expenses	74,835,724	70,199,707	63,641,280

Gross profit	23,963,250	23,178,939	20,514,288

Operating expenses:
Indirect contract expense	4,741,312	5,321,313	4,282,161
General and administrative	6,408,906	5,180,017	4,274,196
Rental and occupancy expense	3,952,032	3,699,148	3,186,016
Depreciation	493,569	493,816	604,246
Amortization of intangibles	—	26,825	53,649
Stock-based compensation	1,225,859	5,506,229	467,000

Total operating expenses	16,821,678	20,227,348	12,867,268

Operating income	7,141,572	2,951,591	7,647,020
Other income (expense):
Interest income	65,675	477	11,090
Interest expense	—	(229,899)	(834,990)
Other	548,812	542,567	504,984

Income before income taxes	7,756,059	3,264,736	7,328,104
Income tax expense	(156,786)	(133,392)	(25,598)

Net income	7,599,273	3,131,344	7,302,506
Other comprehensive income
Unrealized gain on interest rate swap contract	—	69,061	199,678

Comprehensive income	$7,599,273	$3,200,405	$7,502,184

The accompanying notes are an integral part of these financial statements.

JOHN J. MCMULLEN ASSOCIATES, INC.

Statement of Changes in Stockholders’ Equity

Years Ended December 26, 2004, December 28, 2003, and December 29, 2002

					Accumulated
			Additional		Other
	Common Stock		Paid-In	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total
Balance at December 30, 2001	969,364	$6,787,174	$5,005,109	$2,999,185	$(268,739)	$14,522,729
Net income				7,302,506		7,302,506
Unrealized gain on interest rate swap contract					199,678	199,678
Issuance of new shares	49,402	344,189	1,811,418			2,155,607

Balance at December 29, 2002	1,018,766	7,131,363	6,816,527	10,301,691	(69,061)	24,180,520
Net income				3,131,344		3,131,344
Unrealized gain on interest rate swap contract					69,061	69,061
Issuance of new shares	39,114	273,796	1,588,800			1,862,596

Balance at December 28, 2003	1,057,880	7,405,159	8,405,327	13,433,035	—	29,243,521
Net income				7,599,273		7,599,273
Issuance of new shares	25,105	175,734	1,096,330			1,272,064

Balance at December 26, 2004	1,082,985	$7,580,893	$9,501,657	$21,032,308	$—	$38,114,858

The accompanying notes are an integral part of these financial statements.

JOHN J. MCMULLEN ASSOCIATES, INC.

Statements of Cash Flows

Years Ended December 26, 2004, December 28, 2003, and December 29, 2002

	2004	2003	2002
Cash flows from operating activities
Net income	$7,599,273	$3,131,344	$7,302,506
Depreciation and amortization expense	493,569	520,641	657,895
Senior executive stock appreciation rights	988,664	696,114	467,000
Senior executive stock option compensation	237,195	4,810,085	—
Changes in working capital
Accounts receivable	7,314,175	(7,314,340)	5,068,470
Prepaid expenses	123,792	(55,912)	73,476
Other current assets	96,753	(8,820)	50,471
Other assets	1,937	(41,554)	(28,431)
Trade accounts payable and accrued liabilities	(1,825,567)	2,014,468	(2,950,432)
Accrued payroll and related liabilities	(19,283)	1,131,785	2,507,442
ESOP liabilities	(1,100,412)	(829,864)	(460,591)
Billings in excess of costs and estimated earnings on uncompleted contracts	(629,837)	138,841	(359,638)
Other noncurrent liabilities	(307,612)	(678,993)	(88,784)

Net cash provided by operating activities	12,972,647	3,513,795	12,239,384

Cash flows from investing activities
Capital expenditures	(489,769)	(437,459)	(440,770)

Net cash used in investing activities	(489,769)	(437,459)	(440,770)

Cash flows from financing activities
Issuance of common stock	1,272,064	1,862,596	2,155,607
Repayment of borrowings on revolving line of credit	—	—	(2,500,000)
Repayment of notes payable, related parties	(3,511,082)	(5,599,403)	(3,062,435)
Repayment of long-term debt	—	(2,992,475)	(4,888,888)

Net cash used in financing activities	(2,239,018)	(6,729,282)	(8,295,716)

Net increase (decrease) in cash	10,243,860	(3,652,946)	3,502,898
Cash, beginning of year	85,699	3,738,645	235,747

Cash, end of year	$10,329,559	$85,699	$3,738,645

Supplemental disclosures of cash flow information
Cash paid during the years for:
Interest	$1,015	$190,573	$497,561
Income taxes	238,913	164,675	57,242
Supplemental disclosure of noncash transactions
Exchange of notes payable for settlement of stock options	$3,065,130	$1,990,380	$—

The accompanying notes are an integral part of these financial statements.

JOHN J. MCMULLEN ASSOCIATES, INC.
Notes to Financial Statements

December 26, 2004, December 28, 2003 and December 29, 2002

1.	Description of Business and Basis of Presentation

Organization of the Company

On June 27, 1998, the Company’s senior management and the Employee Stock Ownership Plan (“ESOP”) purchased all the outstanding shares of stock of the Company. On December 26, 1999, the ESOP purchased the 228,570 outstanding shares from the Company’s senior management for $46.12 per share.

Nature of Operations

John J. McMullen Associates, Inc. (the “Company”) is a leading naval architecture and marine engineering firm which provides comprehensive ship and systems design from mission analysis and feasibility trade-off studies through contract and detail design, production supervision, testing and logistics support. The Company’s work is carried out under major U.S. Navy contracts, foreign government contracts associated with the purchase of American-built naval vessels, and contracts with domestic shipyards covering construction of commercial and naval ships. The Company also provides consulting and technical services to a broad range of marine market niches.

Fiscal Year

The Company’s fiscal year ends on the last Sunday of the year. The years ended December 26, 2004, December 28, 2003 and December 29, 2002 each had 52 weeks.

Reclassification of Accounts

Certain amounts in 2003 and 2002 financial statements have been reclassified to conform to the 2004 financial statement presentation.

2.	Significant Accounting Policies

Revenue Recognition

The Company generally records revenue for cost-plus-fixed-fee contracts when services are performed. Revenues from fixed-price contracts are recognized using the percentage-of-completion method. Applicable earnings are recorded pro rata based upon total estimated earnings at completion of the contracts. Anticipated future losses on contracts are charged to income when identified.

Potential contract adjustments generated through the audit of completed contracts by the Defense Contract Audit Agency (the “DCAA”) are provided for when reasonably estimatible.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company principally uses estimates to project total contract costs and the related earnings as well as accruals and reserves.

Accounts Receivable

Estimated bad debts are provided for based on an evaluation of potential uncollectible accounts. The provision considered necessary is based on an analysis of current and past due accounts, collection experience in relation to amounts billed and other relevant information. The allowance for doubtful accounts represents the estimated uncollectible portion of accounts receivable. In accordance with the terms of long-term contracts, a certain percentage of fees are withheld by customers (retainage) until completion and acceptance of the contracts. In conformity with trade practice, however, the full amount of accounts receivable, including such amounts that are retained by the customers, has been included in current assets.

Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment is computed utilizing the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed utilizing the straight-line method over the shorter of the remaining lease term or estimated useful life. The cost and accumulated depreciation and amortization applicable to assets retired or otherwise disposed of are removed from the asset accounts and any gain or loss is included in the consolidated statement of operations and comprehensive loss. Repairs and maintenance costs are expensed as incurred.

Goodwill

Goodwill represents the excess of the purchase price over the fair market value of net assets of the acquired business at the date of acquisition. The Company tests for impairment annually using a two-step process. The first step identifies potential impairment by comparing the fair value of the Company’s reporting unit to its carrying value. If the fair value is less than the carrying value, the second step measures the amount of impairment, if any. The impairment loss is the amount by which the carrying amount of goodwill exceeds the implied fair value of that goodwill. There was no impairment of goodwill for the years ended December 26, 2004, December 28, 2003 and December 29, 2002.

Income Taxes

Effective December 27, 1999, the Company elected to change its tax status to an “S” Corporation, under section 1362 of the Internal Revenue Code. As an “S” Corporation, the Company ceases to be a taxpaying entity for Federal income tax purposes and for most states. The Company will continue to pay state income taxes in those states that do not recognize “S” Corporation status.

The Company is required to pay a “built-in-gains” tax on any gain recognized on the sale of property attributable to the appreciation of assets in existence at the time of conversion if the sale occurs within a 10-year period subsequent to conversion.

Stock-Based Compensation

The Company accounts for stock-based compensation plans under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. As such, compensation expense is recorded using the intrinsic value method, which is the excess of the fair value of the underlying stock on the date of grant over the exercise price of the options over the vesting period.

SFAS No. 123, Accounting for Stock-Based Compensation, and SFAS 148, Accounting for Stock-Based Compensation Transition and Disclosure, established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation plans. In December 2004, the FASB issued SFAS No. 123R, Share Based Payment. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services, focusing primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions (employee stock options), and requires fair value accounting for such awards. The effective date of this statement for the Company is for periods beginning after December 15, 2005. The adoption of SFAS 123R is not expected to have a material impact on the Company’s financial statements. The Company has elected to retain its current method of accounting as described above and adopted the disclosure requirements of SFAS 123 and SFAS 148. Had the Company applied the principles of FAS 123, the Company’s net income for the years ended December 26, 2004, December 29, 2003 and December 29, 2002 would not have been materially impacted.

Since there is no readily available market for the Company’s shares, from time to time the Company may repurchase shares and/or options from executives at estimated fair value. If the executive has not held (or does not intend to hold) shares arising from the exercise of options for a period of six months after exercise of the options, and is thus not exposed to market price risk, the cost of repurchase (or prospective repurchase) is recorded as compensation expense.

3.	Concentration of Credit Risk

During the years ended December 26, 2004, December 28, 2003 and December 29, 2002, 95%, 93% and 88%, respectively, of the Company’s revenues arose from contracts directly or indirectly with the U.S. government. At December 26, 2004 and December 28, 2003, approximately 93% and 94%, respectively, of accounts receivable related to amounts due directly or indirectly from the U.S. government.

4.	Accounts Receivable

Accounts receivable consists of:

	2004	2003
Accounts receivable - trade	$9,629,867	$12,397,127
Unbilled receivables	8,591,208	12,210,282
Retainages	1,486,791	2,485,186

	19,707,866	27,092,595

Less: Allowance for doubtful accounts	353,785	424,339

	$19,354,081	$26,668,256

Changes in the allowance for doubtful accounts for the years ended December 26, 2004 and December 28, 2003 are as follows:

	2004	2003
Balance, beginning of year	$424,339	$424,339
Write-offs	(70,554)	—

Balance, end of year	$353,785	$424,339

Accounts receivable greater than 90 days old at December 26, 2004 and December 28, 2003 were approximately $1,089,000 and $490,500, respectively.

5.	Property and Equipment

Property and equipment consists of the following:

	Useful
	Life
	in Years	2004	2003
Computers and equipment	3-5	$3,523,538	$4,283,513
Auto	5	19,853	—
Paintings	—	81,460	81,460
Furniture and fixtures	5	40,745	30,508
Leasehold improvements		178,207	175,707
Capital leases	5	49,785	49,785

		3,893,588	4,620,973

Less: Accumulated depreciation		3,066,778	3,790,363

		$826,810	$830,610

Depreciation expense for the years ended December 26, 2004, December 28, 2003 and December 29, 2002 was $493,569, $493,816 and $604,246 respectively.

6.	Notes Payable, Related Parties

On December 26, 1999, the Company repurchased and cancelled 228,570 outstanding shares from senior management at a price per share equal to the valuation price of $46.12 per share for a total of $10,541,649. The Company’s buyback of the stock, which was done on an installment method with the issuance of promissory notes to the officers, coincided with its election of “S” Corporation status. As the Company is an “S” Corporation, there will be minimal corporate income tax liability. The payments scheduled to be made on the subordinated notes have been funded from these tax savings. These promissory notes to officers at December 28, 2003 were $979,212 and were paid in full in 2004.

On July 1, 2003, in connection with the retirement of an officer of the Company, the Company issued a $1,990,380 non-interest bearing note, payable in four installments of $497,595, due on May 1, 2004. At December 28, 2003, $995,190 was due to the officer. During 2004, the Company paid the final two installments on the note.

On July 1, 2004, in connection with the retirement of an officer of the Company, the Company issued a $3,065,130 non-interest bearing note due on May 1, 2005. At December 29, 2004, $1,528,450 was due to the officer.

7.	Line of Credit

At December 26, 2004 and December 28, 2003, the Company has available a $5,000,000 line of credit available. Borrowings under the line of credit bear interest at either the prime rate or the LIBOR rate. The line of credit is renewable annually on December 31st. At December 26, 2004 and December 28, 2003, there were no outstanding borrowings under the line of credit.

8.	Commitments and Contingencies

Lease Commitments

The Company is committed under noncancelable operating leases for its corporate offices and various office equipment. Lease expense was $3,869,010, $3,614,142 and $3,023,442 for the years ended December 26, 2004, December 28, 2003 and December 29, 2002, respectively. Minimum annual lease payments under noncancelable operating leases are as follows as of December 26, 2004:

Years Ending
2005	$4,191,802
2006	4,002,236
2007	3,409,273
2008	3,286,768
2009	131,586
Thereafter	109,106

$15,130,771

9.	Employee Benefit Plans

Employee Stock Ownership Plan

In 1998, the Company established an ESOP as a long-term benefit for substantially all of its employees. Every eligible employee is entitled to share in the allocation of Company contributions and forfeitures for each Plan Year the employee is eligible to participate.

Company contributions to the Money Purchase Portion are required to be credited to the participant account for each plan year in an amount equal to six percent (6.0%) of the covered compensation of participants entitled to an allocation for such plan year. Additional Company contributions are made to the plan based on the employees’ 401(k) contribution and at the discretion of the board of directors.

Company contributions to the ESOP are converted to common stock through the annual issuance of new shares based upon fair market value as of the date such shares are issued to the Trust. An independent appraiser will determine the fair market value of the common stock shares. For the years ended December 26, 2004, December 28, 2003 and December 29, 2002, the Company contributed $3,019,692, $2,979,974 and $2,993,549, respectively, to the ESOP.

401(k) Plan

The Company’s 401(k) plan is a voluntary savings vehicle for employees. Eligible participants may elect to contribute up to 15 percent of covered compensation through payroll deduction on a pre-tax basis and up to 10 percent on a post-tax basis (maximum contribution of both types may not exceed 15 percent).

Incentive Stock Option Plan

Under the Incentive Stock Option Plan, the Company originally granted to four members of senior management a total of 70,000 options, for a total grant of 280,000 options. The exercise price of each option granted under the Plan is $7.00, the fair market value of the stock at the date of grant.

During 2003, the employment status of a member of senior management changed. As a consequence, he forfeited 21,000 options and his remaining 49,000 options were repurchased by the Company on July 1, 2003 at a price of $40.62 (representing the fair market value of a share less the exercise price of the option). To settle the amounts due to the employee, a note of $1,990,380 (payable in four semi-annual installments) was issued (see Note 6).

On July 1, 2004, the employment status of another member of senior management changed. On July 23, 2004, he exercised his options to purchase an aggregate 70,000 shares of common stock. On the same day, he sold such shares of common stock to the Company at a price of $50.67 in consideration, in part, for the Company’s promise to pay in the aggregate the amount of $3,065,130, payable in four semi-annual installments through May 1, 2005 (see Note 6).

The Incentive Stock Option Plan was amended July 1, 2000 and those options outstanding at December 26, 2004 become exercisable in accordance with the following amended vesting schedule:

Total Options
Exercisable
July 1, 1998	56,000
July 1, 1999	56,000
July 1, 2000	56,000
July 1, 2001	28,000
July 1, 2002	28,000
July 1, 2003	28,000
July 1, 2004	28,000

280,000

The options expire on June 30, 2008.

Stock Appreciation Rights Plan

On December 22, 1999, the Company granted six members of senior management a total of 228,570 fully vested Stock Appreciation Rights (“SAR”). The value of each SAR is equal to the amount of excess, if any, of the value of one share of the voting common stock of the Company over the value per share of the voting common stock of the Company as of December 31, 1999 ($46.12). The Company shall also pay to senior management an amount of cash equal to the Tax Grossup, as defined in the plan. The value of the stock was determined by the independent appraiser of the Company’s Employee Stock Ownership Plan. Payment of the value of a SAR and related Tax Grossup shall be made by the Company within 60 days following a change in control or the termination of senior management’s employment with the Company for any reason. On May 28, 2003, the Company reached an agreement with two of the six senior executives wherein the Company paid $173,819 in cash in complete satisfaction of all of its obligations under this agreement. Compensation expense is measured as the change in fair value of the common stock and, for the years ended December 26, 2004, December 28, 2003 and December 29, 2002, was $988,664, $696,114 and $467,000, respectively.

On October 19, 2001, the Company granted twenty-three senior managers a total of 18,750 SARs. The value of each SAR was equal to the amount of excess, if any, of the value of one share of the voting common stock of the Company at December 31, 2003 over the value per share of the voting common stock of the Company as of December 31, 2000 ($38.68). The value of each share of stock at December 31, 2003 was valued at $50.67 by the independent appraiser of the Company’s Employee Stock Ownership Plan. Payment of $220,816 was made in June 2004 for all these SARs. Compensation expense for the years ended December 26, 2004, December 28, 2003 and December 29, 2002 was ($9,247), $51,188 and $82,125, respectively.

On December 16, 2002, the Company granted a Senior Executive Officer of the Company 20,000 SARs on his promotion to the office of Executive Vice President of the Naval Division. The value of each SAR is equal to the amount of excess, if any, of the value of one share of the voting common stock of the Company over the value per share of the voting common stock of the Company as of December 31, 2003 ($47.62). The value of each share of stock will be determined by the independent appraiser of the Company’s Employee Stock Ownership Plan. Payment of the value of SARs shall be made by the Company within 60 days following a change in control or the termination of the Executive’s employment with the Company for any reason, or at the option of the Executive, starting two years after the effective date of this agreement. The Executive may also elect to exercise some, but not all, of his vested SARs at or after this time. The 20,000 SARs awarded vest according to the following schedule:

December 31, 2003	20% vested
December 31, 2004	40% vested
December 31, 2005	60% vested
December 31, 2006	80% vested
December 31, 2007	100% vested

On April 8, 2003, in consideration for their continued services, the Company awarded the three Senior Executive Officers a total of 171,500 SARs. The value of each SAR is equal to the amount of excess, if any, of the value of one share of the voting common stock of the Company over the fair value per share of the voting common stock of the Company as of December 31, 2001 ($43.84). The value of each share of stock will be determined by the independent appraiser of the Company’s Executive Stock Ownership Plan. Payment of the fair value of SARs shall be made by the Company within 60 days following a change in control or the termination of the Executive’s employment with the Company for any reason or an election by the Executive to exercise any part or all of his vested SARs, which may be made at any time and from time to time. The 171,500 SARs awarded vest according to the following schedule:

January 1, 2005	33,500 SARs vested
January 1, 2006	67,000 SARs vested
January 1, 2007	100,500 SARs vested
January 1, 2008	134,000 SARs vested
January 1, 2009	171,500 SARs vested

On September 22, 2003, in consideration for the continued performance of services by an Executive for the Company, the Company awarded the Executive 6,000 fully vested SARs. This award was in addition to and not in replacement of, any previous award of rights similar to SAR Units to the Executive, which remain in full force and effect. The value of each SAR is equal to the amount of excess, if any, of the value of one share of the voting common stock of the Company over the value per share of the voting common stock of the Company as of December 31, 2002 ($47.62). The value of each share of stock will be determined by the independent appraiser of the Company’s Employee Stock Ownership Plan. Payment of the value of SARs shall be made by the Company within 60 days following a change in control or the termination of the Executive’s employment with the Company for any reason, unless such termination occurs prior to December 31, 2004, or an election by the Executive to exercise any part or all of his vested SARs, which may be made at any time and from time to time, but not prior to December 31, 2004.

Changes in SARs outstanding were as follows:

		SAR Price
	SARs Issued	Per Share
As of December 30, 2001	247,321	$36.68 - $46.12
Granted	20,000	$47.62

As of December 29, 2002	267,321	$38.68 - $47.62
Granted	171,500	$43.84
Granted	6,000	$47.62
Exercised	(85,714)	$47.62

As of December 28, 2003	359,107
Exercised	(33,036)	$50.67

As of December 26, 2004	326,071

10.	Subsequent Event

On April 1, 2005, the Company’s shares were acquired by Alion Science and Technology Corporation for approximately $94,500,000.

ALION SCIENCE AND TECHNOLOGY CORPORATION

Pro Forma Information

On April 1, 2005, Alion Science and Technology Corporation (“Alion”, the “Company”) acquired 100% of the issued and outstanding stock of John J. McMullen Associates, Inc. (“JJMA”) pursuant to a Stock Purchase Agreement (the “Agreement”) by and among Alion, JJMA, Marshall & Ilsley Trust Company N.A. as trustee of the JJMA Trust, and holders of JJMA stock options and JJMA stock appreciation rights. The aggregate value of the transaction, including approximately $0.6 million of directly associated acquisition costs was approximately $103.4 million exclusive of $5.8 million in JJMA cash acquired at closing. The Company paid the equity holders of JJMA approximately $57.3 million in cash at closing, issued 1,347,197 shares of Alion common stock to the JJMA Trust and agreed to make $8.3 million in future payments. The aggregate purchase price in cash and common stock, including transaction costs and all future payment obligations, and net of $5.8 million in JJMA cash acquired at closing, was approximately $97.6 million. The acquisition was accounted for using the purchase method.

The Company has allocated the purchase price of JJMA to the estimated fair values of the assets acquired and liabilities assumed in the purchase. The purchase price allocation is preliminary and is as follows (in thousands):

Net cash acquired	$5,800
Trade accounts receivable	19,423
Property and equipment	902
Other assets	1,130
Intangible assets subject to amortization	33,275
Goodwill	53,122
Lease obligations	(886)
Accounts payable and other assumed liabilities	(9,336)
Acquisition obligations	(8,300)

$95,130

The accompanying unaudited pro forma balance sheet has been presented as though the JJMA acquisition occurred on March 31, 2005. The accompanying unaudited pro forma statements of operations present the results of operations for the year ended September 30, 2004, and for the six months ended March 31, 2005, as though the JJMA acquisition had occurred on October 1, 2003. The Company believes that the assumptions used in the preparation of this unaudited pro forma information provide a reasonable basis for presenting the significant effects directly attributable to the transaction discussed above. These amounts are based upon certain assumptions and estimates and do not necessarily represent results that would have occurred if the acquisition had taken place on the basis assumed above, nor are they indicative of the results of future combined operations. The Company has allocated $32 million of the purchase price to purchased contracts, an intangible asset subject to amortization over its estimated useful life of 4 years. The Company has also allocated $1.275 million to agreements not–to-compete. These agreements are intangible assets subject to amortization over their useful lives. Accordingly, the Company has included the related amortization expense for purchased contracts and agreements not-to-compete in the pro forma financial statements presented herein.

ALION SCIENCE AND TECHNOLOGY CORPORATION
Pro Forma Consolidated Balance Sheet as of March 31, 2005 (Unaudited)
(In thousands, except share and per share information)

			Pro Forma		Pro Forma
	Alion	JJMA	Adjustments	Notes	Consolidated
Assets
Current assets:
Cash and cash equivalents	$2,489	$6,193	$70,751	A	$22,065
			(117)	B
			(57,251)	C
Accounts receivable, net	63,710	19,423			83,133
Stock subscriptions receivable	2,441	—			2,441
Receivable from ESOP Trust	9	—			9
Prepaid expense	2,302	778			3,080
Other current assets	3,262	24			3,286

Total current assets	74,213	26,418	13,383		114,014

Fixed assets, net	11,329	902			12,231
Intangible assets, net	8,281	—	1,275	C	41,556
			32,000	G
Goodwill	101,380	19,882	101,919	C	154,108
			(37,855)	E
			629	D
			153	F
			(32,000)	G
Other assets	2,130	328	117	B	2,171
			(404)	D
Deferred compensation assets	2,023	—			2,023

Total assets	$199,356	$47,530	$79,217		$326,103

Liabilities and Shareholder’s Equity, subject to redemption
Current Liabilities
Current portion Term B Senior Credit Facility note payable	$690	$—	$414	A	$1,104
Acquisition obligations, current portion	4,470	—	6,493	C	10,963
Trade accounts payable and accrued liabilities	20,376	3,368	225	D	23,969
Accrued payroll and related liabilities	24,943	16,796	(12,058)	E	29,681
ESOP liability	154	32			186
Current portion of deferred rent and accrued loss on operating leases	789	205	80	F	1,074
Billings in excess of costs and estimated earnings on uncompleted contracts	3,710	446			4,156

Total current liabilities	55,132	20,847	(4,846)		71,133
Term B Senior Credit Facility note payable, less current portion	68,128	—	70,337	A	138,465
Acquisition obligations, less current portion	—	—	2,200	C	2,200
Subordinated note payable	40,946	—			40,946
Deferred compensation liability	2,023	—			2,023
Accrued postretirement benefit obligation	3,480	—			3,480
Deferred rent and accrued loss on operating leases, less current portion	3,696	528	73	F	4,297
Other liabilities, noncurrent	—	358			358
Redeemable common stock warrants	35,676	—			35,676

Total liabilities	209,081	21,733	67,764		298,578

Shareholder’s equity (deficit), subject to redemption
Common Stock	36	8,572	(8,572)	E	49
			13	C
Additional paid in capital	41,384	9,578	(9,578)	E	78,621
			37,237	C
Retained earnings (accumulated deficit)	(51,145)	7,647	(7,647)	E	(51,145)

Total shareholder’s equity (deficit), subject to redemption	(9,725)	25,797	11,453		27,525

Total liabilities and shareholder’s equity (deficit), subject to redemption	$199,356	$47,530	$79,217		$326,103

ALION SCIENCE AND TECHNOLOGY CORPORATION
Pro Forma Consolidated Statement of Operations for the Year ended September 30, 2004 (Unaudited)
(In thousands, except share and per share information)

		JJMA	Pro Forma		Pro Forma
	Alion	(Note 2)	Adjustments	Notes	Consolidated
Contract revenue	$269,940	$98,799			$368,739
Direct contract expense	196,388	74,836			271,224

Gross profit	73,552	23,963	—		97,515

Operating expenses:
Indirect contract expense	17,647	4,741			22,388
Research and development	399	—			399
General and administrative expense	28,117	6,409			34,526
Rental and occupancy expense	10,990	3,952	(149)	H	14,793
Depreciation and amortization	13,447	494	638	I	22,579
			8,000	J
Stock-based compensation (1)	2,513	1,226			3,739
Bad debt expense	590	—			590

Total operating expenses	73,703	16,822	8,489		99,014

Operating income (loss)	(151)	7,141	(8,489)		(1,499)

Other income (expense):
Interest income	27	66			93
Interest expense	(16,835)	—	(4,823)	K	(21,658)
Other	1,865	549			2,414

Income (loss) before income taxes	(15,094)	7,756	(13,312)		(20,650)

Income tax expense	(17)	(157)			(174)

Net income (loss)	$(15,111)	$7,599	$(13,312)		$(20,824)

Basic and diluted loss per share	$(4.91)

Basic and diluted weighted average common shares outstanding	3,074,709

Pro Forma basic and diluted loss per share					$(4.43)

Pro Forma basic and diluted weighted average common shares outstanding					4,697,402

Note 1:	Stock-based compensation is a separately stated component of general and administrative expense.

Note 2:	For the purposes of pro forma presentation, the statement of operations of JJMA for the twelve months ended December 26, 2004, has been combined with the statement of operations of Alion Science and Technology Corporation for the twelve months ended September 30, 2004.

ALION SCIENCE AND TECHNOLOGY CORPORATION
Pro Forma Consolidated Statement of Operations for the Six Months ended March 31, 2005 (Unaudited)
(In thousands, except share and per share information)

			Pro Forma		Pro Forma
	Alion	JJMA	Adjustments	Notes	Consolidated
Contract revenue	$149,912	$48,696			$198,608
Direct contract expense	109,637	36,611			146,248

Gross profit	40,275	12,085	—		52,360

Operating expenses:
Indirect contract expense	9,129	2,467			11,596
Research and development	271	—			271
General and administrative expense	14,398	3,368			17,766
Non-recurring transaction expense	—	6,259			6,259
Rental and occupancy expense	4,952	1,958	(74)	H	6,836
Depreciation and amortization	7,259	241	319	I	11,819
			4,000	J
Stock-based compensation (1)	4,202	10,080			14,282
Bad debt expense	415	—			415

Total operating expenses	40,626	24,373	4,245		69,244

Operating income (loss)	(351)	(12,288)	(4,245)		(16,884)

Other income (expense):
Interest income	56	101			157
Interest expense	(22,885)	—	(2,412)	K	(25,297)
Other	(99)	398			299

Income (loss) before income taxes	(23,279)	(11,789)	(6,657)		(41,725)

Income tax expense	(51)	(97)			(148)

Net income (loss)	$(23,330)	$(11,886)	$(6,657)		$(41,873)

Basic and diluted loss per share	$(6.96)

Basic and diluted weighted average common shares outstanding	3,350,205

Pro Forma basic and diluted loss per share					$(9.47)

Pro Forma basic and diluted weighted average common shares outstanding					4,421,906

Note 1:	Stock-based compensation is a separately stated component of general and administrative expense.

ALION SCIENCE AND TECHNOLOGY CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Notes to Pro Forma Consolidated Balance Sheet

A.	Pro forma adjustment to reflect the entry into an Incremental Term Loan Assumption Agreement and Amendment No.1 to the Credit Agreement dated August 2, 2004, by and among the Company and Credit Suisse First Boston individually and as Agent (“CSFB”) and certain other parties (as amended, the “Amended Agreement”), to permit the Company to borrow an additional $72 million under the Amended Agreement and the related incurrence of approximately $1.2 million in additional debt issue costs.

B.	Pro forma adjustment to give effect to the cash purchase of an interest rate cap agreement from one of the Company’s lenders. The terms of the Amended Agreement require the Company to enter into an agreement to limit its interest expense on a portion of the outstanding principal of its CSFB Term Loan.

C.	Pro forma adjustment to record the Company’s acquisition of 100% of the outstanding common stock of JJMA for approximately $57.3 million in cash, $8.3 million in deferred payments and 1,347,197 shares of Alion common stock, as though the acquisition had occurred on March 31, 2005. The excess of the purchase price over the fair value of the assets acquired and the liabilities assumed will result in the recognition by the Company of intangible assets and goodwill. In accordance with Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets”, goodwill will not be amortized, but will be subject to annual impairment testing.

D.	Pro forma adjustment to reclassify JJMA acquisition-related transaction expenses incurred by Alion from “Other assets” to Goodwill and to accrue previously unrecorded transaction expenses.

E.	Pro forma adjustments to eliminate JJMA historical equity account balances and to reflect Alion’s extinguishment of JJMA’s liability under the JJMA Executive Stock Appreciation Rights and Executive Stock Option Plans.

F.	Pro forma adjustment to reflect the assumption of lease obligations above fair market value.

G.	Pro forma adjustment to reflect the value of contracts acquired from JJMA.

ALION SCIENCE AND TECHNOLOGY CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Notes to Pro Forma Consolidated Statements of Operations

H.	Pro forma adjustment to reflect rent expense reductions arising from the assumption of lease obligations above fair market value.

I.	Pro forma adjustment to reflect amortization of intangible assets associated with contracts not-to-compete executed by former executives of JJMA.

J.	Pro forma adjustment to reflect amortization of the intangible asset associated with contracts acquired from JJMA.

K.	Pro forma adjustment to reflect the interest expense associated with $72 million of additional borrowings under Alion’s Term B Loan Agreement with CSFB and other lenders and to reflect amortization of debt issue costs using the effective interest method.

Exhibits

2.1.	Stock Purchase Agreement by and among Alion, JJMA, Marshall & Ilsley Trust Company N.A. as trustee of the JJMA Trust, and holders of JJMA stock options and JJMA stock appreciation rights dated April 1, 2005. (1)

99.1	Press release of the Company dated April 1, 2005, announcing the acquisition of JJMA.(2)

(1)	The Stock Purchase Agreement was previously furnished as an exhibit to Amendment No. 1 to the Company’s Current Report on Form 8-K which was filed on April 6, 2005.

(2)	The press release of the Company dated April 1, 2005, was previously furnished as an exhibit to the Company’s Current Report on Form 8-K filed on April 4, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2005

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:	/s/ John M. Hughes

Name: John M. Hughes
Title: Chief Financial Officer